EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of December 31, 1998 (the "Agreement"), among Gilat Satellite Networks Ltd., a corporation formed under the laws of the State of Israel (the "Company"), General Electric Company, a corporation incorporated under the laws of the State of New York ("GE Parent"), GE American Communications, Inc., a corporation incorporated under the laws of the State of Delaware ("GE Americom"), General Electric Finance Holding GmbH, a corporation formed under the laws of Germany ("GmbH"), and General Electric Plastics B.V., a corporation formed under the laws of the Netherlands ("BV," and, collectively with GE Parent, GMBH and GE Americom, "GE").

     1.  Introduction.  The  parties  hereto  are  parties  to (i) the  separate
Agreement and Plan of Merger (the "US Merger Agreement"), dated September 25, 1998, with GE Americom, GE Capital Spacenet Services, Inc. ("Spacenet"), the Company and Jonah Acquisition Corp., (ii) the separate Stock Purchase Agreement (the "GMBH Agreement"), dated September 25, 1998, by and between GmbH and the Company, (iii) the separate Stock Purchase Agreement (the "BV Agreement," and, together with the GMBH Agreement and the US Merger Agreement, collectively, the "Merger Agreement"), dated September 25, 1998, by and between BV and the Company, respectively, pursuant to which the Company has agreed, among other things, to issue 4,927,504 shares (the "Merger Shares") of its Ordinary Shares, par value NIS 0.01 per share (the "Ordinary Shares"), to GE and (iv) the separate Trademark Agreement, dated December 31, 1998 (the "Trademark Agreement"), among GE Parent, Spacenet and the Company, pursuant to which the Company has agreed among other things, to issue 72,496 Ordinary Shares (the "Trademark Shares," and, together with the Merger Shares and any Contingent Shares (as defined below), the "GE Shares") to GE Parent. This Agreement shall become effective upon the issuance of such securities to GE pursuant to the Merger Agreement and to GE Parent pursuant to the Trademark Agreement. Concurrently with the execution hereof, GE is entering into a Shareholders' Agreement with certain other shareholders of the Company (the "Shareholders Agreement") with respect to the Ordinary Shares owned by it. Certain capitalized terms used in this Agreement are defined in Section 2 hereof; unless otherwise stated, references to sections shall be to sections of this Agreement.

     2. Definitions. For the purposes of this Agreement:

          (1) The term "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly controls, or is controlled by or under common control with the first such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the


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management or policies of such Person,  whether  through the ownership of voting securities or by contract or agency or otherwise.

          (2) The term "Bulk Transferee" means any Person other than GE or any of its Affiliates who is at such time a holder of GE Shares representing at least 5% of the then outstanding Ordinary Shares, provided that (x) the transfer of such GE Shares to, and the holding of such shares by, such Bulk Transferee complies in all respects with the applicable terms of the Shareholders Agreement and (y) such Bulk Transferee executes an instrument, in form and substance reasonably satisfactory to the Company, pursuant to which it agrees to be bound by the terms of this Agreement as if named as a party herein.

          (3) The term "Holder" means a holder of Registrable Securities or, unless the context otherwise requires, securities convertible into or exercisable for Registrable Securities; provided that no Person shall be a Holder for the purposes of this Agreement unless (i) such Person is GE or an Affiliate of GE or a Bulk Transferee and (b) any transfer to, and the holding by, such Person of such Registrable Securities are in compliance with the terms of the Shareholders Agreement.

          (4) The term "Person" shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof, and shall include any successor (by merger or otherwise) of such entity.

          (5) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

          (6) The term "Registrable Securities" means any GE Shares issued pursuant to the Merger Agreement and the Trademark Agreement or pursuant to the Non-Transferable Contingent Stock Right described in Section 2.1 of the Merger Agreement (any shares issued under such Non-Transferable Contingent Stock Right being referred to herein as "Contingent Shares") and, in each case, held by GE or any of its Affiliates or any Bulk Transferee (and any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for such GE Shares or Contingent Shares, by combination, recapitalization, reclassification, dividend, merger, consolidation or otherwise); provided, however, that Registrable Securities shall cease to be Registrable Securities when and to the extent that (i) such Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the


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registration  requirements  thereof (other than pursuant to the "First Immediate
Registration   Statement"   or  an   "Additional   Registration   Statement"  as
contemplated by Section 3.1(1)), (ii) such Registrable Securities have become eligible for resale pursuant to Rule 144(k) of the Securities Act (or any similar provision then in force) or (iii) such Registrable Securities have ceased to be outstanding.

          (7) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

          (8) The term "Underwritten Offering" shall mean a firm commitment public offering through a nationally recognized underwriter.

     3. Registration under Securities Act, etc.

     3.1 Immediate, Contingent, Initial and Tax Demand Registrations

          (1) Immediate Registration. The Company shall use its reasonable best efforts to prepare and cause to be filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 or any other applicable short-form registration statement relating to the sale by the Holders of all Registrable Securities (the "First Immediate Registration Statement"), which First Immediate Registration Statement shall be filed at such time as GE and the Company reasonably agree will allow the Company in using its reasonable best efforts to cause such First Immediate Registration Statement to be declared effective by the Commission on the Closing Date or as soon as reasonably practicable thereafter. The Company shall promptly notify GE of such effectiveness. The Company shall keep such First Immediate Registration Statement effective until the Holders, using all reasonable practical and diligent efforts, are able to effect the transfer of their Registrable Securities to certain of their Affiliates. The Company shall reasonably cooperate with the Holders in enabling them to effect such transfers, which transfers shall (a) solely be made to one or more Affiliates of GE and (b) comply in all respects with the terms of the Shareholders Agreement. GE shall immediately notify the Company of the completion of the relevant transfers. The Company shall have the right to withdraw the effectiveness of the First Immediate Registration Statement (x) at any time from and after receipt of the notification described in the preceding sentence from GE and (y) at any time (following notice from the Company to GE of the effectiveness of the First Immediate Registration Statement) that the Holders are not using all reasonable practical and diligent efforts to effect the transfer of their Registrable Securities (provided that GE shall be deemed not to be using all reasonable practical and diligent efforts to effect such transfer if, without limitation, GE shall not have sent its written request to the transfer agent with respect to the transfer of the Registrable Securities and taken all such other steps reasonably in its control in order to effect the transfer of Registrable Securities within ten (10) business days of being notified by the Company of the


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effectiveness of the First Immediate Registration  Statement).  If following the date hereof (i) the Company issues or proposes to issue Contingent Shares to any of the Holders or (ii) GE's counsel advises GE that it is reasonably necessary
or  advisable  for  GE  Parties  to  register  additional   transfers  ("Counsel
Recommended Transfers") solely among GE and its Affiliates in addition to the First Immediate Registration Statement and GE so notifies the Company in writing (attaching a copy of the advice from counsel), the Company shall (subject to
Section 3.4 below) reasonably promptly file up to one (and not more than one) additional registration statement with respect to Contingent Shares and such registration statements as are necessary to register the Counsel Recommended Transfers, in each case on Form F-3 or any other applicable short-form registration statement (an "Additional Immediate Registration Statement," and,
together  with  the  First  Immediate  Registration   Statement,  an  "Immediate
Registration Statement") at such time as reasonably designated by written notice to the Company from any GE party and use its reasonable best efforts to cause such Additional Immediate Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter; provided, however, to the extent that the First Immediate Registration Statement is still effective at such time, the Company may use such First Immediate Registration Statement, as amended or supplemented, to fulfill its obligations with respect to the filing of an Additional Immediate Registration Statement. All of the procedures, rights
and   obligations   set  forth  herein  with  respect  to  the  First  Immediate
Registration  Statement  shall  then  apply  with  respect  to  such  Additional
Immediate  Registration  Statement.   Notwithstanding  anything  herein  to  the
contrary, in connection with any Immediate Registration Statement, (q) all reasonable costs and expenses incurred in connection with any registration, filing and offering of Registrable Securities pursuant to this Section 3.1(1),
including  (without   limitation)  all  reasonable   registration,   filing  and
qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and all reasonable costs incurred in connection with the preparation of the Immediate Registration Statement, shall be paid and borne by GE and GE shall promptly reimburse the Company for any such costs or expenses incurred by the Company or any of its Affiliates and (r) all sections of the
Immediate   Registration  Statement  relating  to  the  transfer  of  securities thereunder, including any "plan of distribution" or similar section and any section relating to the selling shareholders, shall be prepared by GE; provided, however, that if any securities other than Registrable Securities are registered on any Immediate Registration Statement, a pro rata share of all costs shall be allocated to such other securities and shall not be the responsibility of GE.

          (2) Contingent Demand Registration Request. If Gilat is in breach of any of its representations, warranties and consents set forth in the Merger Agreement, which breach is likely to result in a Jonah Material Adverse Effect (as defined in the Merger Agreement), upon receipt of a written request from GE (the "Contingent Demand Notice"), the Company shall use its reasonable best efforts to prepare and cause to be filed with the Commission as soon as reasonably


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practicable  after receipt of such notice a registration  statement  relating to the offer and sale by Holders of Registrable Securities (the "Contingent Demand Shares") for which registration is requested in the Contingent Demand Notice
(the  "Contingent  Demand  Registration   Statement").   The  Contingent  Demand
Registration Statement will be a Short-Form Registration (as defined below) whenever the Company is permitted to use Form F-2 or F-3 or any other applicable short-form registration statement (provided, however, that to the extent that a Contingent Demand Registration is to be effected pursuant to an Underwritten
Offering,  the  Company  shall  include  in  the  Short-Form   Registration  any
additional disclosure as reasonably requested by the managing underwriters (which additional disclosure is reasonably customary in the reasonable opinion of such managing underwriters to be included in underwritten offerings by similarly situated companies)). The Contingent Demand Notice shall specify in writing such number of Registrable Securities that the Holders request be included in the Contingent Demand Registration Statement and the intended method of distribution of such Registrable Securities (which method of distribution may include an Underwritten Offering). If the first Contingent Demand Registration Statement does not result in the disposition of all of the Contingent Demand Shares, Gilat shall file additional Contingent Demand Registration Statements until all of the Contingent Demand Shares have been sold. Notwithstanding the foregoing, the Company shall not be required to effect: (i) any registration if the Contingent Demand Shares that the Company shall have been requested to register shall, as of the date of the request, represent less than one percent
(1%)  of  the  outstanding   Ordinary  Shares;  (ii)  any  registration  if  the
Registrable Securities that the Company shall have been requested to register shall, as of the date of the request, have a Market Value (as defined below) of less than $30 million or represent all of the Ordinary Shares then held in the aggregate by the GE Parties; or (iii) any registration during the pendency of any Blackout Period (as hereinafter defined). A registration of Registrable Securities under this Section 3.1(2) is referred to herein as a "Contingent Demand Registration". The Company shall use its reasonable best efforts to cause such Contingent Demand Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the filing thereof.

          (3) Initial Demand Registration Requests. From and after the date on which the Company releases to the general public its year-end financial results for the year ended December 31, 1999, upon receipt of each written request from GE (the "Initial Demand Notice"), the Company shall use its reasonable best efforts to prepare and cause to be filed with the Commission a registration statement relating to the offer and sale by Holders of Registrable Securities of up to such number of Registrable Securities (the "Initial Demand Shares"), the sale of all of which Initial Demand Shares by such Holders will result in the GE Shares then held by GE and its Affiliates representing not less than 15% of the outstanding Ordinary Shares on such date as the Initial Demand Notice is received by the Company (each, an "Initial Demand Registration Statement"). The first Initial Demand Registration Statement shall be on Form F-1 or any similar long-form registration ("Long-Form Registrations"); provided, however, that to the extent agreed to in writing by GE, the first Initial


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Demand Registration Statement may be a registration statement on Form F-2 or F-3 or any similar short-form registration (a "Short-Form Registration") whenever the Company is permitted to use Form F-2 or F-3 or any other applicable short-form registration statement. Each subsequent Initial Demand Registration Statements will be a Short-Form Registration whenever the Company is permitted to use Form F-2 or F-3 or any other applicable short-form registration statement (provided, however, that to the extent that an Initial Demand Registration Statement relates to an Underwritten Offering, the Company shall include in the Short-Form Registration any additional disclosure as reasonably requested by the managing underwriters (which additional disclosure is reasonably customary in the reasonable opinion of such managing underwriters to be included in underwritten offerings by similarly situated companies)). Subject to the limitations set forth in this Section, the Initial Demand Notice shall specify such number of Registrable Securities that the Holders request be included in the Initial Demand Registration Statement. Such Initial Demand Notice shall specify in writing the intended method of distribution of such Registrable Securities (which method of distribution may include an Underwritten Offering). Notwithstanding the foregoing, the Company shall not be required to effect: (i) any registration if the Initial Demand Shares that the Company shall have been requested to register shall, as of the date of the request, represent less than one percent (1%) of the outstanding Ordinary Shares; (ii) any registration if the Registrable Securities that the Company shall have been requested to register shall, as of the date of the request, have a Market Value (as defined below) of less than $30 million or represent all of the Ordinary Shares then held in the aggregate by the GE Parties; or (iii) any registration during the pendency of any Blackout Period (as hereinafter defined). A registration of Registrable Securities under this Section 3.1(3) is referred to herein as an "Initial Demand Registration". The Company shall use its reasonable best efforts to cause each Initial Demand Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the filing thereof. Notwithstanding anything herein to the contrary, in connection with any Initial Demand Registration Statement after the first Initial Demand Registration Statement, all reasonable costs and expenses incurred in connection with any registration, filing and offering of Registrable Securities pursuant to this
Section 3.1(3),  including  (without  limitation)  all reasonable  registration,
filing  and  qualification  fees,   printers'  and  accounting  fees,  fees  and
disbursements of counsel for the Company and all reasonable costs incurred in connection with the preparation of the Immediate Registration Statement, shall be paid and borne by GE and GE shall promptly reimburse the Company for any such costs or expenses incurred by the Company or any of its Affiliates; provided, however, that if any securities other than Registrable Securities are registered on any Initial Demand Registration Statement, a pro rata share of all costs shall be allocated to such other securities and shall not be the responsibility of GE.


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          (4)  Tax  Demand  Registration  Request.  If at any  time  GE  becomes entitled to the registration rights set forth in Section 16(c) of the Tax Matters Agreement (the "Tax Agreement"), dated as of September 25, 1998, among GE Americom, the Company, Spacenet and the Spacenet Subsidiaries (as defined in the Tax Agreement), then upon receipt of a written request from GE (the "Tax Demand Notice"), the Company shall (subject to Section 3.4 below) use its reasonable best efforts to prepare and cause to be filed with the Commission a registration statement (the "Tax Demand Registration Statement") relating to the offer and sale by Holders of solely up to such number of Registrable Securities (the "Tax Demand Shares"), the sale of all of which Tax Demand Shares by such Holders will reasonably be expected in the opinion of a nationally-recognized investment bank (which may be the managing underwriter) to result in net proceeds to the Holders in an amount sufficient to pay (x) any Tax (as defined in the Tax Agreement) pursuant to Section 367 of the Code (as defined in the Tax Agreement) (including, pursuant to the GE Americom GRA (as defined in the Tax Agreement)) or Section 368 of the Code to which GE may be subject as a result of the circumstances described in such Section 16(c) and (y) any Tax paid by GE to any Taxing Authority (as defined in the Tax Agreement) in connection with or relating to any sale by GE of such Tax Demand Shares (a "Tax Demand Registration"). Tax Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use Form F-2 or F-3 or any other applicable short-form registration statement (provided, however, that to the extent that a Tax Demand Registration is to be effected pursuant to an Underwritten Offering, the Company shall include in the Short-Form Registration any additional
disclosure  as  reasonably   requested  by  the  managing   underwriters  (which
additional disclosure is reasonably customary in the reasonable opinion of such managing underwriters to be included in underwritten offerings by similarly situated companies; and, provided, further, that the Company shall only be required to include such additional disclosure to the extent that the inclusion of such additional disclosure does not require unreasonable investments of time by management of the Company). Subject to the limitations set forth in the second preceding sentence, the Tax Demand Notice shall specify such number of Registrable Securities that the Holders request be included in the Tax Demand Registration Statement. Notwithstanding the foregoing, the Company shall not be required to effect: (i) any registration if the Tax Demand Shares that the Company shall have been requested to register shall, as of the date of the request, represent less than one percent (1%) of the outstanding Ordinary Shares or (ii) more than one Tax Demand Registration Statement for all Holders; and the Company shall be entitled to delay any Tax Demand Registration during the pendency of any Blackout Period (as hereinafter defined). The Company shall use its reasonable best efforts to cause such Tax Demand Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the filing thereof. Notwithstanding anything herein to the contrary, in connection with any Tax Demand Registration Statement, (q) all reasonable costs and expenses incurred in connection with any registration, filing and offering of Registrable Securities pursuant to this Section 3.1(4), including (without limitation) all


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reasonable registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and all reasonable costs incurred in connection with the preparation of the Tax Demand Registration Statement, shall be paid and borne by GE and GE shall promptly reimburse the Company for any such costs or expenses incurred by the Company or any of its Affiliates and (r) all sections of the Tax Demand Registration Statement relating to the transfer of securities thereunder, including any "plan of distribution" or similar section and any section relating to the selling shareholders, shall be prepared by GE; provided, however, that if any securities other than Registrable Securities are registered on any Tax Demand Registration Statement, a pro rata share of all costs shall be allocated to such other securities and shall not be the responsibility of GE.

     3.2 Registration Upon Demand

          (1) At any time after the third anniversary of this Agreement, each of one or more Holders of Registrable Securities may make a written demand (an "Ordinary Demand Notice") that the Company file with the Commission a registration statement to effect the registration (an "Ordinary Demand Registration," and collectively with an Initial Demand Registration, a Contingent Demand Registration and a Tax Demand Registration, each a "Demand Registration") of all or part of such Holders' Registrable Securities (as applicable, an "Ordinary Demand Registration Statement," and collectively with any Initial Demand Registration Statement, a Contingent Demand Registration Statement and a Tax Demand Registration Statement, each a "Demand Registration Statement"). Ordinary Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use Form F-2 or F-3 or any other applicable short-form registration statement; provided, however, that to the extent that an Ordinary Demand Registration is to be effected pursuant to an Underwritten Offering, the Company shall include in the Short-Form Registration any additional disclosure as reasonably requested by the managing underwriters (which additional disclosure is reasonably customary in the reasonable opinion of such managing underwriters to be included in underwritten offerings by similarly situated companies); and, provided, further, that following the first two Ordinary Demand Registrations to be effected pursuant to an Underwritten Offering, the Company shall only be required to include such additional disclosure to the extent that the Holders of the relevant Registrable Securities bear and pay all reasonable costs and expenses incurred in connection with such registration, filing and offering of Registrable Securities pursuant to this
Section 3.2(1), including (without limitation) all reasonable registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and all reasonable costs incurred in connection with the preparation of such Ordinary Demand Registration Statement. Such Ordinary Demand Notice shall specify in writing the intended method of distribution of such Registrable Securities (which method of distribution may include an Underwritten Offering). Upon receipt of a valid Ordinary Demand Notice for an Ordinary Demand Registration, the Company shall use its reasonable


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best  efforts  to  register  under  the  Securities  Act as soon  as  reasonably practicable the Registrable Securities which Holders have requested the Company to register in accordance with this Section 3.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the foregoing, the Company shall not be required to effect: (i) any registration if the Registrable Securities that the Company shall have been requested to register shall, as of the date of the request, have a Market Value (as defined below) of less than $30 million or represent all of the Ordinary Shares then held in the aggregate by the GE Parties; or (ii) any registration during the pendency of any Blackout Period. For purposes of this Agreement, "Market Price" shall mean the average of the closing price for the Ordinary Shares on the principal securities exchange or other market on which the Ordinary Shares are then traded or quoted for the ten trading days preceding the date of the Ordinary Demand Notice.

          (2) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Demand Registration Statement relating to any Holder's request under Section 3.1(2), 3.1(3), 3.1(4) or 3.2(1) if the Company has commenced the preparation of, or is in the midst of, an offering of any securities of the Company pursuant to a registration statement under the Securities Act or in reliance on Rule 144A or any similar exemption from the registration requirements of the Securities Act. Any participation of the GE Parties in any such offering shall be solely on a piggy-back basis pursuant to the terms of Section 3.3 hereof and not on a demand basis under Section 3.1(2),
Section 3.1(3), Section 3.1(4) or Section 3.2(1).

          (3) A registration requested pursuant to Section 3.1(2), 3.1(3), 3.1(4) or 3.2(1) hereof shall not be deemed to have been effected (i) if a
Demand Registration Statement with respect thereto has not been declared effective by the Commission, (ii) if after it has become effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the Commission or other governmental agency or court for any reason not attributable to any of the Holders and has not thereafter become effective, or (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a Holder.

          (4) Subject to Section 3.8 below, the Company may, at its option, allow other persons or entities having registration rights to include their Ordinary Shares, or elect to include authorized but unissued Ordinary Shares to be sold by the Company, in a registration to be effected pursuant to Section 3.1(1), 3.1(2), 3.1(3), 3.1(4) or 3.2(1).

     3.3 "Piggy-Back" Registrations

          1. If, at any time after the earlier to occur of (x) the third anniversary of this Agreement and (y) the termination of the obligations of the GE Parties (as defined in the Shareholders Agreement) under clause (1) of
Section 3.1 of the  Shareholders  Agreement in accordance with the terms of such
Section 3.1, the Company proposes to register any securities under the Securities Act in connection with any offering of its securities (other than a registration statement on Form S-8 or Form F-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or in connection with any similar transaction), whether or not for its own account, the Company shall furnish reasonably prompt written notice to GE and any Bulk Transferees (provided that GE has notified the Company of such Person's status as a Bulk Transferee) of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of a Holder made to the Company within five (5) calendar days after the receipt of such notice by the Company, the Company shall include in such registration the requested number of the Holder's Registrable Securities (each, a "Piggy-Back Registration"); provided, however, that:

               a. if, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities who shall have made a request for registration as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses in connection therewith, as provided in Section 3.7); and

               b. if such registration involves an Underwritten Offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or any other holders of Ordinary Shares being sold pursuant to such registration.

          2. Nothing in this Section 3.3 shall create any liability on the part of the Company or any other Person to the Holders if the Company or any other Person should, for any reason, decide not to file a registration statement proposed to be filed pursuant to Section 3.3(1) (any such registration statement, a "Piggy-Back Registration Statement," and, collectively with a Demand Registration Statement and an Immediate Registration Statement, each a "Registration

Statement") or to withdraw such Piggy-Back Registration Statement subsequent to its filing (except for the Company's obligation to pay the expenses in connection therewith as provided in Section 3.7), regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice under Section 3.3(1) or otherwise.

          3.  A  request  to  include  Registrable   Securities  in  a  proposed
Underwritten Offering pursuant to Section 3.3(1) shall not be deemed to be a Demand Registration pursuant to Section 3.1(2) or Section 3.1(3).

     3.4 Blackout Periods for Holders. If the Company reasonably and in good faith determines that (i) the filing of a Registration Statement or the compliance by the Company with its disclosure obligations in connection with a Registration Statement would require the disclosure of material information that the Company has a bona fide and significant business purpose for preserving as confidential or (ii) such registration would be likely to have a significant and adverse effect on any proposal or plan by the Company to engage in any material financing transaction, acquisition of securities or assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction and the Company promptly gives the Holders written notice of such determination following their request to register any Registrable Securities, the Company may delay the filing of a Registration Statement and shall not be required to maintain the effectiveness thereof or amend or supplement a Registration Statement for a period expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material, in the case of clause (i), (B) the date on which such transaction is completed or abandoned, in the case of clause (ii), or
(C) sixty (60) calendar days after the Company makes such good faith determination, in the case of either clauses (i) or (ii) (a "Blackout Period"); provided, that (x) during any period of three hundred and sixty-five (365) consecutive days the aggregate length of all Blackout Periods may not exceed a total of one hundred and eighty (180) days and (y) if any such event occurs prior to the effectiveness of the relevant Registration Statement, the Holders of Registrable Securities, if any, initiating the request for such registration will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under Section
3.1 or 3.2, as applicable. The period referred to in Section 3.5(1) shall be extended by the length of any Blackout Period occurring during such periods. The Company shall promptly notify each Holder of the commencement and expiration or earlier termination of any Blackout Period occurring during the pendency of any registration hereunder in which such Holder is participating.

     3.5 Obligations of the Company. Except as otherwise provided herein (including, but not limited to, pursuant to Section 3.1(1), Section 3.1(3) and
Section 3.1(4) above), whenever the Company is required to effect the registration of any

Registrable Securities under Section 3.1, 3.2 or 3.3, as applicable, the Company shall, as soon as reasonably practicable:

          1. Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on a form selected by the Company (except as otherwise set forth above) and use its reasonable best efforts to cause such Registration Statement to become effective and (except as otherwise set forth herein) to keep such Registration Statement effective until the earlier of (i) completion of the offering to which the Registration Statement relates or (ii) forty (40) calendar days from the date of effectiveness (or such longer period as is required in order to complete any distribution pursuant to a customary over-allotment option granted to the underwriters in the underwriting agreement relating to an Underwritten Offering); provided, however, that before filing such Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed and shall not file any such documents to which such counsel reasonably and promptly objects prior to the filing thereof solely to the extent that such objection relates to information (x) included in such document relating to the Holders or (y) as to which the Company fails to certify in writing (in response to a reasonable written request of the relevant Holders) that such information will be subject to the Company's indemnification obligation set forth in Section
3.10 below, and provided, further, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 3.1,
3.2 or 3.3 at any time prior to the effective date of the Registration Statement relating thereto. Notwithstanding the foregoing, nothing contained herein shall require the Company to include in any Registration Statement any material nonpublic information known to any Holder, the failure of which to disclose prior to any sale of Registrable Securities by such Holder would result in a violation of any United States federal or state securities laws by such Holder.

          2. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all securities covered by such Registration Statement.

          3. Furnish to the Holders of Registrable Securities registering such securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          4. Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under state blue sky laws in any jurisdictions in the United States in which such registration and qualification is reasonably requested by any Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions or to subject itself to taxation in any such jurisdiction.

          5. In the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in form and substance reasonably satisfactory to the Company, with the managing underwriter of such offering.

          6. Promptly notify the Holders: (i) when the Registration Statement or any post-effective amendment to the Registration Statement has become effective;
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and (iii) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose.

          7. Notify the Holders, at any time when a prospectus relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Any Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder promptly shall return to the Company any copies of any prospectus in its possession other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Subject to Section 3.4 above, at the request of any such Holder, the Company shall promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          8. If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, and if such Holder reasonably believes it is or may be deemed to be a control Person in relation to, or an Affiliate of, the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder is not be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not, in the opinion of both counsel to the Company and such Holder, required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

          9. Only in the case of an Underwritten Offering, and to the extent reasonably requested by the managing underwriters of such Underwritten Offering, use its reasonable best efforts to cause to be furnished to the Holders (x) a signed opinion from counsel to the Company addressed to the underwriters, and
(y) a "comfort" letter from the Company's independent certified public accounting firm, covering such matters of the type customarily covered by such opinions and "comfort" letters as the lead managing underwriter may reasonably request.

          10. Use reasonable best efforts to cause the transfer agent to remove restrictive legends on certificates representing the securities covered by such Registration Statement, as appropriate and to the extent such removal is permitted by applicable law and any applicable agreements.

          11. Use reasonable best efforts to have the securities covered by such Registration Statement listed on the same quotation system or market, if any, as the Ordinary Shares.

          12. Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in reasonable and customary form) and take such other reasonable and customary actions as the holders of Registrable Securities requesting registration may reasonably request in order to effect an Underwritten Offering of such Registrable Securities; provided, however, that notwithstanding anything herein to the contrary, the Company shall not be obligated to devote any management efforts to supporting any registration for any Holder of Registrable Securities hereunder other than a customary "road show" for one Underwritten Offering.

     3.6 Furnish Information; Hold-Back Agreement.

          1. It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Holder in a Registration Statement pursuant to Section 3.1, 3.2 or 3.3, as applicable, that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information, or any comments on any such information included in a draft of a Registration Statement provided to a Holder for its comment, shall be provided to the Company within any reasonable time period requested by the Company.

          2. Each Holder of Registrable Securities agrees, whether or not such Holder's Registrable Securities are included in any such registration, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such offering), (x) without the consent of the Company in the case of a non-underwritten offering for a period commencing three calendar days before and ending thirty calendar days after, or (y) without the consent of the managing underwriter in the case of an Underwritten Offering, during a period commencing seven calendar days before and ending 90 calendar days after (or, in each case, ending after such lesser number of calendar days as the Company or the lead managing underwriter, as applicable, shall designate for other parties subject to a similar "hold-back" obligation), in each case, after the effective date of any offering of the Company's securities.

          3. Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. All Holders shall immediately upon the happening of any such event cease using such prospectus. If so requested by the Company, each Holder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          4. It is understood that in any Underwritten Offering in addition to any Ordinary Shares (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional authorized but unissued Ordinary Shares (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Ordinary Shares proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed. The number of initial shares and option shares to be sold by requesting Holders shall be allocated pro rata among all such Holders on the basis of the relative number of shares of Registrable Securities each such Holder has requested to be included in such registration.

          3.7 Expenses of Registration. Except as otherwise set forth herein (including, but not limited to, pursuant to Section 3.1(1), Section 3.1(3),
Section 3.1(4) and Section 3.2(1) above), the Company shall bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3, as applicable, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions and stock transfer taxes relating to the Registrable Securities. Notwithstanding the foregoing, only reasonable fees and disbursements of one counsel to all Holders up to a maximum of $10,000 per registration shall be required to be paid and borne by the Company. Any such counsel for the Holders shall be selected by the holders of a majority of the Registrable Securities being registered.

          3.8 Underwriting Requirements; Cut-Backs. In connection with any Underwritten Offering of a Holder's Registrable Securities, (1) in the case of any Demand Registration, the Holders of a majority of the Registrable Securities to be registered shall be permitted to select the lead managing underwriter, subject to the reasonable approval of the Company, or, in the case of a Piggy-Back Registration, the Holders must accept the underwriters selected by the Company, and (2) the Company shall be required under Section 3.1, 3.2 or 3.3 to register only such quantity of Registrable Securities as the lead managing underwriter determines, in its sole discretion, will not interfere with the successful marketing of the offering. To the extent that (x) the lead managing underwriter advises the Company (in the case of an Underwritten Offering) or (y) the Holders selling Registrable Securities in such registration and the Company reasonably agree (in the case of a non-Underwritten Offering) that the registration of all of the Ordinary Shares sought to be registered will interfere with the successful marketing of the offering, in the case of a registration pursuant to Section 3.1(1), 3.1(2), 3.1(3), 3.1(4) or 3.2(1), the Ordinary Shares to be included shall first be apportioned among the Holders on a pro rata basis (based on the number of Ordinary Shares proposed to be registered by each). If the Holders are permitted to register all of the Registrable Securities that they requested be registered, in connection with such offering, any remaining Ordinary Shares to be included in such registration shall be allocated among the Company and such other holders of Ordinary Shares whose Ordinary Shares are to be included in such Registration Statement pursuant to
Section 3.2(4) above in such proportion as they shall agree upon. In the case of a registration pursuant to Section 3.3, subject to the last paragraph of Section 3.3(2), as applicable, the Ordinary Shares to be included therein shall be apportioned as follows: (i) first, the Company and any holders of securities of the Company (other than the Holders) exercising any demand registration right granted to such holders shall be entitled to register all Ordinary Shares that the Company or such other holders propose to sell for their own account, in such proportion as they shall agree upon; and (ii) second, the Holders shall be entitled to register, on a pro rata basis together with any other holder of securities of the Company exercising any piggy-back registration rights (based on the number of Ordinary Shares proposed to be registered by each), up to that number of Registrable Securities that is equal to the remaining number of Ordinary Shares that (x) the lead managing underwriter advises (in the case of an Underwritten Offering) or (y) any holders of Ordinary Shares (including any Holders) participating in such registration and the Company reasonably agree (in the case of a non-Underwritten Offering) may be registered in connection with such offering without interfering with the successful marketing thereof.

          3.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          3.10 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 3.1, 3.2 or 3.3, as applicable:

               1. To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, employees and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (collectively, a "Violation") (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 3.10(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished by any Holder for use in connection with such registration (including, but not limited to, pursuant to Section 3.1(1) or 3.1(4) above) or is caused by any failure by any Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company; and provided, further, that the Company will not be liable hereunder (A) in the case of any Underwritten Offering, to any Person who participates as an underwriter in the offering or sale of

Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, or (B) in the case of any offering other than an Underwritten Offering, to any seller of Registrable Securities covered by such Registration Statement or any other Person, if any, who controls such seller within the meaning of the Securities Act, under the indemnity agreement in this Section 3.10(1) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person (or seller or controlling Person, as the case may be) results from the fact that such underwriter (or seller, as the case may be) sold Registrable Securities to a Person to whom therewas not sent or given, at or prior to the written confirmation of such sale, a copy of the preliminary prospectus or of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter (or seller, as the case may be) if the relevant material misstatement or omission or alleged material misstatement or omission giving rise to such loss, claim, damage or liability was cured in such preliminary prospectus or final prospectus, as so amended or supplemented, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, director, officer, employee, agent, underwriter or controlling Person, and shall survive the transfer of such securities by such seller.

               2. To the extent permitted by law, each Holder, jointly and severally, will indemnify and hold harmless the Company, each of its directors, each of its officers, who has signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused (x) by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information furnished to the Company by any Holder for use in any such Registration Statement or prospectus (including, but not limited to, pursuant to Section 3.1(1) or 3.1(4) above) or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person pursuant to this Section 3.10(2) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this
Section 3.10(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the

Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

               3.  Promptly  after  receipt by an  indemnified  party under this
Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (in the written reasonable opinion of counsel to the indemnifying party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10.

               4. To the extent that a reasonably similar undertaking is not included in any relevant underwriting agreement or other relevant contractual agreement, the Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 3.1,
3.2 or 3.3, as applicable, hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.10(2) hereof) the Company and its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary prospectus contained therein, or any such amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller or underwriter for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

               5. To the extent the indemnification provided for in this Section
3.10 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Holders and any underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Holders and the any underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Holders and any underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and the Holders (as applicable) and the total underwriting discounts and commissions received by any underwriters. The relative fault of the Company, the Holders and any underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or any underwriters, as applicable, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this clause (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this clause (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in this clause (e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               6. The  obligations  of the Company  and the  Holders  under this
Section 3.10 shall survive the completion of any offering of Registrable Securities under a Registration Statement pursuant to Section 3.1, 3.2 or 3.3, as applicable.

          4. Miscellaneous.

          4.1 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto; provided that no rights or obligations of GE hereunder may be transferred or assigned other than in connection with a transfer of GE Shares to an Affiliate of GE or to a Bulk Transferee, which transfer is made in compliance with the terms of this Agreement and the Shareholders Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed as permitting any transfer of any securities of the Company in violation of any applicable law or agreement, including but not limited to the terms of the Shareholders Agreement.

          4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the Company and the Holders hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Holders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          4.4 Captions and Headings. The captions and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, that any notice of change of address shall be deemed effective only upon receipt.

     If to the Company:

            c/o Gilat Satellite Networks Ltd.
            Gilat House
            Yegia Kapayim Street, Kiryat Arye
            Petah Tikva 49130
            Israel
            Fax: 972-3-925-2252
            Attention: General Counsel

    with a copy to:

            Kleinhendler & Halevy
            30 Kalisher Street
            Tel Aviv, Israel
            Fax: 972-3-510-7528
            Attention:  Gene Kleinhendler, Adv.

      and

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, NY  10022
            Fax:  (212) 735-2000
            Attention: Hildy Shandell, Esq.

   If to GE or any Holder:

            c/o GE American Communications, Inc.
            4 Research Way
            Princeton, New Jersey 08540-6684
            Fax: 609-987-4233
            Attention: General Counsel



      with a copy to:

            Hogan & Hartson L.L.P.
            555 13th Street NW
            Washington, D.C.  20004
            Fax: 202-637-5910
            Attention: Steve Kaufman, Esq.

          4.6 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of the Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 3.10 hereof shall be effective as against any Person unless consented to in writing by such Person.

          4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.8 Entire Agreement. Other than applicable provisions of the Shareholders Agreement, this Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. Other than as set forth in the Shareholders Agreement, there are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

          IN  WITNESS  WHEREOF,  the  parties,   each  by  its  duly  authorized
signatory, have executed this Agreement as of the date first above written.

               GENERAL ELECTRIC COMPANY

               By /s/ James R. Bunt
                  ------------------------
                  Name:  James R. Bunt
                  Title: Vice President and Treasurer

               GE AMERICAN COMMUNICATIONS, INC.

               By /s/ John F. Connelly
                  --------------------------
                  Name:  John F. Connelly
                  Title: President and Chief Executive Officer

               GENERAL ELECTRIC FINANCE HOLDING GMBH

               By /s/ John F. Connelly
                  -----------------------------
                  Name:  John F. Connelly
                  Title: Attorney-in-Fact

               GENERAL ELECTRIC PLASTICS B.V.

               By /s/ John F. Connelly
                  --------------------------
                  Name:  John F. Connelly
                  Title: Attorney-in-Fact

               GILAT SATELLITE NETWORKS LTD.

               By /s/ Yoel Gat
                  ------------------------
                  Name:  Yoel Gat
                  Title: Chief Executive Officer